Exhibit 99.1
May 6, 2014
GenMark Diagnostics Reports First Quarter 2014 Results
Base Business Grows Year-Over-Year by 84%, Gross Margin Grows to 53%
Installed Base Grows by 31 to 444 Analyzers, Annuity per Analyzer Increases to $72,000
CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today reported financial results for the quarter ended March 31, 2014.
Revenues for the quarter ended March 31, 2014 were $7.9 million compared with $11.1 million during the first quarter of 2013. The 29% year-over-year decrease in total revenue was attributable to a lack of purchases from Natural Molecular Testing Corporation (NMTC) during the current period, which was offset by significant growth in both reagent and instrument revenues from other customers. NMTC accounted for 61% of total revenues in the quarter ended March 31, 2013 and did not account for any revenue in the first quarter 2014. Revenue during the current quarter from the Company's "base business," which excludes revenue attributable to NMTC, increased by 84% over the prior year period. Reagent revenue for the first quarter declined 31% to $7.4 million compared with $10.8 million in the quarter ended March 31, 2013. Reagent revenue during the current quarter from the Company's base business increased by 85% over the prior year period. Instrument and other revenues increased by 63% to $0.5 million from $0.3 million in the prior year, due mainly to sales of XT-8 instruments. The Company placed 31 net new analyzers during the current quarter to bring its total installed base to 444, all in end-user laboratories within the U.S. market.
“Our base business continued to demonstrate strong revenue growth on both a year-over-year and sequential basis, growing by 84% compared with the first quarter of 2013, and approximately 23% over last quarter. Additionally, we are very pleased with the progress we made with our NexGen sample-to-answer system and we remain on track to complete its development this summer," stated GenMark’s President & CEO Hany Massarany.
Gross profit for the quarter ended March 31, 2014 was $4.2 million, or 53% of revenue, compared with a gross profit of $6.1 million, or 55% of revenue for the same period in 2013.
Operating expenses increased $2.8 million to $13.1 million during the first quarter of 2014 compared with the first quarter of 2013. Research and Development expenses increased $1.9 million due to the Company's NexGen platform and assay development activities. Sales and Marketing expenses increased $0.6 million mainly due to continued expansion of the Company's global commercial sales force ahead of the launch of its NexGen system. General and Administrative expenses increased $0.3 million primarily due to personnel costs.
Loss per share was $0.21 for the first quarter of 2014, compared with a loss per share of $0.13 in the first quarter of 2013.

The Company ended the first quarter of 2014 with $97.7 million in cash and investments. The Company intends to continue utilizing its cash balances to invest in the development of its NexGen platform and related test menu, and for infrastructure improvements and general corporate purposes.

INVESTOR CONFERENCE CALL
GenMark will hold a conference call to discuss first quarter 2014 results at 4:30PM EDT today. The conference call and webcast can be accessed live through the Company’s website under the Investor Relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 35146653 approximately five minutes prior to the start time.
ABOUT GENMARK DIAGNOSTICS
GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark currently markets four tests that are FDA cleared for IVD use: Cystic Fibrosis Genotyping Test, Respiratory Viral Panel, Thrombophilia Risk Test, and Warfarin Sensitivity Test. A number of other tests, including HCV Genotyping, 2C19 Genotyping, and 3A4/3A5 Genotyping are available for research use only. For more information, visit www.genmarkdx.com.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely completion of our NexGen system and related assay development projects, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully develop and commercialize our NexGen system and its related test menu, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	March 31, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$27,883	$35,723
Investments	69,793	69,866
Accounts receivable - net of allowances of $2,736 and $2,736	2,576	2,859
Inventories	1,768	2,102
Prepaid expenses and other current assets	627	552
Total current assets	102,647	111,102
Property and equipment, net	9,590	8,591
Intangible assets, net	1,140	1,197
Restricted cash	758	758
Other long-term assets	106	106
Total assets	$114,241	$121,754
Current liabilities
Accounts payable	$3,833	$3,863
Accrued compensation	3,385	3,375
Loan payable	—	37
Other current liabilities	2,895	2,962
Total current liabilities	10,113	10,237
Long-term liabilities
Deferred rent	1,566	1,601
Other noncurrent liabilities	745	748
Total liabilities	12,424	12,586
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 41,585 and 41,520 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	4	4
Additional paid-in capital	334,777	333,363
Accumulated deficit	(232,991)	(224,209)
Accumulated other comprehensive income	27	10
Total stockholders’ equity	101,817	109,168
Total liabilities and stockholders’ equity	$114,241	$121,754

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue
Product revenue	$7,866	$10,968
License and other revenue	47	133
Total revenue	7,913	11,101
Cost of revenue	3,710	5,034
Gross profit	4,203	6,067
Operating expenses
Sales and marketing	2,979	2,359
General and administrative	2,814	2,558
Research and development	7,270	5,381
Total operating expenses	13,063	10,298
Loss from operations	(8,860)	(4,231)
Other income (expense)
Interest income	284	75
Interest expense	(1)	(7)
Other income (expense)	(200)	(5)
Total other income (expense)	83	63
Loss before income taxes	(8,777)	(4,168)
Provision for income taxes	(6)	(7)
Net loss	$(8,783)	$(4,175)
Net loss per share, basic and diluted	$(0.21)	$(0.13)
Weighted average number of shares outstanding, basic and diluted	41,079	31,835
Other comprehensive loss
Net loss	$(8,783)	$(4,175)
Net unrealized gains (losses) on available-for-sale investments, net of tax	12	(4)
Comprehensive loss	$(8,771)	$(4,179)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Net loss	$(8,783)	$(4,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	574	498
Amortization of premiums on investments	198	—
Stock-based compensation	1,389	697
Provision for bad debt	—	29
Non-cash inventory adjustments	219	403
Changes in operating assets and liabilities:
Accounts receivable	283	(1,202)
Inventories	169	(1,531)
Prepaid expenses and other current assets	107	(116)
Accounts payable	(449)	129
Accrued compensation	10	(856)
Other liabilities	(101)	20
Net cash used in operating activities	(6,384)	(6,104)
Investing activities
Change in restricted cash	—	249
Purchase of available-for-sale securities	(13,039)	(13,848)
Payments for intellectual property licenses	—	(345)
Purchases of property and equipment	(1,149)	(1,003)
Proceeds from sales of marketable securities	5,499	2,000
Maturities of short-term investments	7,250	—
Net cash used in investing activities	(1,439)	(12,947)
Financing activities
Principal repayment of borrowings	(42)	(287)
Proceeds from stock option exercises	25	105
Net cash used in financing activities	(17)	(182)
Net decrease in cash and cash equivalents	(7,840)	(19,233)
Cash and cash equivalents at beginning of period	35,723	51,250
Cash and cash equivalents at end of period	$27,883	$32,017
Non-cash investing and financing activities:
Transfer of systems from property and equipment into inventory	$54	$54
Property and equipment costs incurred but not paid included in accounts payable	$1,022	$333
Intellectual property acquisition included in other noncurrent liabilities	$—	$453
Supplemental cash flow disclosures:
Cash paid for income taxes, net	$8	$—
Cash received for interest	$284	75
Cash paid for interest	$1	$7

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4358

Source: GenMark Diagnostics, Inc.

###